Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2010 with respect to the Consolidated Financial Statements of Prometheus Laboratories Inc. in Amendment No. 12 to the Registration Statement (Form S-1 Registration No. 333-148151) and related Prospectus of Prometheus RxDx, Inc. to be filed with the Securities and Exchange Commission for the registration of its shares of common stock.

/s/ Ernst & Young LLP

San Diego, California

February 11, 2010